                                                                       EXHIBIT 5

                   [Duane, Morris & Heckscher LLP letterhead]


                                January 28, 2000



The Board of Directors
Escalon Medical Corp.
351 East Conestoga Road
Wayne, Pennsylvania 19087

Gentlemen:

         We have acted as counsel to Escalon Medical Corp. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement") relating to the offer and sale by the Company of up to an aggregate of 565,000 shares (the "Shares") of Common Stock, par value $.001, of the Company, of which 235,000 Shares are being offered and sold pursuant to the Company's 1999 Equity Incentive Plan and 330,000 Shares are being offered and sold pursuant to the Company's Equity Incentive Plan for Employees of Sonomed, Inc.
(collectively the "Plans").

         As counsel to the Company, we have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement. We have also examined the Company's Certificate of Incorporation and By-Laws, as amended to date, the corporate minutes and other proceedings and the records relating to the authorization, sale and issuance of the Shares, and such other documents and matters of law as we have deemed necessary or appropriate in order to render this opinion.

         Based upon the foregoing, it is our opinion that each of the Shares, when issued in accordance with the terms and conditions of each of the Plans, will be duly authorized, legally and validly issued and outstanding and fully paid and nonassessable.

         We hereby consent to the use of this opinion in the Registration Statement, and we further consent to the reference to us under the heading "Interests of Named Experts and Counsel" in the Registration Statement.

                                             Sincerely,


                                             /s/ DUANE, MORRIS & HECKSCHER LLP

                                             DUANE, MORRIS & HECKSCHER LLP